UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (801) 341-7900

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on June 26, 2014, Nature’s Sunshine Products, Inc. (the “Company”) and Shanghai Fosun Pharmaceutical (Group) Co., Ltd, a company organized in the People’s Republic of China (“Fosun Pharma”) entered into (i) a Stock Purchase Agreement (the “Stock Purchase Agreement”) and (ii) a Stockholder Agreement (the “Stockholder Agreement”) and (iii) a Standstill Agreement (the “Standstill Agreement”).

Also as previously announced, on June 26, 2014, the Company, Fosun Industrial Co., Limited (a wholly-owned subsidiary of Fosun Pharma, “Fosun Industrial”) and Nature’s Sunshine Hong Kong Limited (“NSP HK”) entered into a Share Subscription Agreement (the “Subscription Agreement”).

The transactions contemplated by the Stock Purchase Agreement, the Stockholder Agreement, the Standstill Agreement and the Subscription Agreement were consummated on August 25, 2014.

Operating Agreement

At the closing of the transactions contemplated by the Subscription Agreement on August 25, 2014, the Company, Fosun Industrial and NSP HK entered into an Operating Agreement (the “Operating Agreement”) relating to the ownership, management and operation of NSP HK as a 80%-20% joint venture between the Company and Fosun Industrial.  The Operating Agreement, among other things, provide: (i) that the board of directors of NSP HK shall consist of three members, two designated by the Company and one designated by Fosun Industrial, (ii) that the general manager, controller, legal representative and supervisor of each Chinese subsidiary will be nominated by the Company and the vice general manager of each Chinese subsidiary will be nominated by Fosun Industrial who will be responsible for administrative matters, (iii) that certain actions by NSP HK require approval by the Fosun Industrial director or Fosun Industrial (as applicable) in addition to a majority of the directors or shareholders holding a majority of the outstanding shares of NSP HK (as applicable), (iv) that the Company will license certain trademarks and other intellectual property to NSP Hong Kong and (v) certain transfer restrictions and termination events.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified by reference to the Operating Agreement which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On August 25, 2014, pursuant to the Stock Purchase Agreement, the Company issued 2,854,607 shares of its common stock (the “Shares”) to Fosun Pharma. The Shares were offered to Fosun Pharma in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act, and Regulation D thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Stockholder Agreement, Mr. Li Dongjiu was appointed on August 26, 2014 to fill a vacant seat on the Company’s board of directors.

Item 7.01 Regulation FD Disclosure.

On August 27, 2014, the Company issued a press release regarding the closing of the transactions referenced herein. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01                                           Financial Statements and Exhibits.

The following documents are filed as exhibits to this report:

Item No.	Exhibit
10.1	Operating Agreement dated August 25, 2014, among Nature’s Sunshine Products, Inc., Fosun Industrial Co., Limited and Nature’s Sunshine Hong Kong Limited
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated August 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: August 28, 2014	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Chief Financial Officer

EXHIBIT INDEX

Item No.	Exhibit
10.1	Operating Agreement dated August 25, 2014, among Nature’s Sunshine Products, Inc., Fosun Industrial Co., Limited and Nature’s Sunshine Hong Kong Limited
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated August 27, 2014